SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 22, 2004
                Date of Report (Date of earliest event reported)

                        Endurance Specialty Holdings Ltd.
             (Exact name of registrant as specified in its charter)

            Bermuda                       1-31599                 98-032908
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)

          Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (Address of principal executive offices, including zip code)

                                 (441) 278-0440
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

(a) On December 22, 2004, Endurance U.S. Holdings Corp., a wholly-owned subsidiary of Endurance Specialty Holdings Ltd. (the "Company"), borrowed $143,500,000 (the "Borrowing") under the unsecured revolving portion of the Credit Agreement, dated as of August 6, 2004, by and among the Company and the Borrowers (as defined therein), the Lenders from time to time party thereto, and JPMorgan Chase Bank, as Administrative Agent (the "Credit Agreement"). Pursuant to the terms of the Credit Agreement, the Borrowing will accrue interest at the three month London Interbank Offered Rate ("LIBOR") plus 0.40%, currently 2.92%. The interest rate on the Borrowing can vary from time to time based upon increases or decreases in either LIBOR or the Company's ratio of total consolidated indebtedness to total consolidated capital. Interest payments on the Borrowing are due in arrears every three months. The Borrowing must be repaid on or before August 6, 2007. The additional material terms of the Credit Agreement, including covenants, events of default and fees, are as set forth in the description of the Credit Agreement included in the Company's Form 10-Q for the three months ended September 30, 2004 and are incorporated by reference herein.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 23, 2004


                                            By: /s/ John V. Del Col
                                            -----------------------
                                            Name: John V. Del Col
                                            Title: General Counsel & Secretary